Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated September 30, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Campbell Soup Company's Annual Report on Form 10-K for the year ended August 3, 2008.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
November 21, 2008